EXHIBIT 16.1


MADSEN & ASSOCIATES, CPA's INC.                        684 East Vine St. Suite 3
-------------------------------                               Murray, Utah 84107
Certified Public Accountants and Business Consultants     Telephone 801-268-2632
                                                                Fax 801-262-3978


                                                                   June 26, 2006


U.S. Securities and Exchange Commission
Station Place
100 F St. NE
Washington, D.C. 20549

      Re:   Bloodhound Search Technologies, Inc.
            Commission File No. 000-29553
            -----------------------------


Gentlemen:

We have read Item 4.01(a) of Bloodhound Search Technologies, Inc.'s Form 8-K dated June 20, 2006 and agree with the statements concerning our firm contained therein.


Yours truly,

/s/ Madsen & Associates, CPA's Inc.
-----------------------------------

Madsen & ASSOCIATES, CPA's INC.
Certified Public Accountants